Exhibit 21.01

DOMESTIC SUBSIDIARIES

Name
American Shale Oil Corporation (DE)
American Shale Oil, LLC (DE), Assumed Name in TX: AMSO, LLC
AMSO Holdings I, Inc. (DE)
AMSO Holdings, LLC (DE)

DMS Promotions, LLC (DE)

Diversegy Consultant Program, LLC (TX)

Diversegy, LLC (TX)

Epiq Energy, LLC (DE)

Evergreen Gas & Electric, LLC (DE)

Genie Energy International Corporation (DE)

Genie Mongolia, Inc. (DE)

Genie Oil and Gas, Inc. (DE)

Genie Retail Energy, Inc. (DE)

IDT Energy, Inc. (DE) IntelliMark Services, LLC (DE) North American Energy, Inc. (DE) Residents Energy, LLC (NY) Shuk Holdings, LLC (DE) Trupro Energy, LLC (CT) Virtual Power Hedging, LLC (DE)

FOREIGN SUBSIDIARIES

Name	Country of Formation
Genie Dutch Holdings B.V.	Netherlands
Genie Energie B.V.	Netherlands
Genie Energy International (Genie Energy International is a registered trade name)	Netherlands
Genie Energy Israel Ltd. Genie IP B.V. Genie Israel Holdings Ltd. Genie Mongolia Holdings B.V. Genie Oil Shale Mongolia LLC Afek Oil & Gas Ltd. Genie Mongolia B.V. Israel Energy Initiatives Ltd.	Israel Netherlands Israel Netherlands Mongolia Israel Netherlands Israel